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                                                                   EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of En Pointe Technologies, Inc. on Form S-8 of our report dated November 20, 2000, except for Notes 1, 3 and 13 as to which the date is January 17, 2001, on our audits of the consolidated financial statements and financial statement schedule of En Pointe Technologies, Inc. as of September 30, 2000 and 1999 and for each of the three years in the period ended September 30, 2000, which report is included in the Company's Annual Report on Form 10-K.

                         /s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 5, 2001